TRUST UNDER BOATMEN'S SUPPLEMENTAL RETIREMENT PLAN

     This Agreement made this 31st day of December, 1993, by and between Boatmen's Bancshares, Inc. ("Company") and United States Trust Company of New York (Trustee");

     WHEREAS, Company has adopted nonqualified deferred compensation Plans as listed in Appendix A (hereinafter collectively called "Plan");

     WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1. Establishment of Trust

     (a) Company  hereby  deposits  with  Trustee in trust One  Hundred  Dollars
($100.00),   which  shall  become  the  principal  of  the  Trust  to  be  held, administered and disposed of by trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust

Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than ten (10) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

     Section 2. Payments to Plan Participants and Their Beneficiaries.

     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary when Company is Insolvent.

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times  during the  continuance  of this  Trust,  as  provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall
     discontinue   payment   of   benefits   to  Plan   participants   or  their
     beneficiaries.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4. Investment Authority.

     (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by

Trustee, and shall in no event be exercisable by or rest with Plan participants.

     Section 5. Disposition of Income.

     (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 6. Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within ninety (90) days following the close of each calendar year and within ninety (90) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 7. Responsibility of Trustee.

     (a) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses, and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains, therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 8. Compensation and Expenses of Trustee. Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 9. Resignation and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Except as provided in Section 9(c), Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for twenty (20) years.

     (d) If Trustee resigns within twenty (20) year(s) of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 10(b) hereof prior to the effective date of Trustee's resignation.

     (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit,

     (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 10. Appointment of Successor.

     (a) Except as provided in Section 9(d), if Trustee resigns or is removed in accordance with Section 9(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) If Trustee resigns pursuant to the provisions of Section 9(d) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     Section 11. Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

     (b) Subject to Section 11(c), the Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

     (d) Sections l.(b),  l.(d),  l.(f),  2.(a), 2.(b), 4.(a), 5.(a), 9.(c),
9.(d), 10.(b), 11.(a), 11.(b), 11.(d), 12.(a), 12.(b), 12.(c) and 12(d) of this
Trust Agreement may not be amended by Company for twenty (20) year(s) following a Change of Control, as defined herein.

     Section 12. Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Missouri.

     (d) For purposes of this Trust, Change of Control shall mean any of the following events: (a) any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, of securities of the Company possessing twenty percent (20%) or more of the voting power for the election of directors of the Company; (b) there shall be consummated any consolidation, merger or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation); (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period;
(d) removal by the stockholders of all or any of the incumbent Directors of the Company other than a removal for Cause; and (e) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company. For purposes of this Section 12(d), "Cause" means conduct which is knowingly fraudulent, deliberately dishonest or willful misconduct.

     Section 13. Effective Date.

     The effective date of this Trust Agreement shall be December 31, 1993.


                                                BOATMEN'S BANCSHARES, INC.

                                                By     /s/ [ILLEGIBLE]
                                                    ---------------------------
                                                Title: SVP

                                                Trustee:

                                                UNITED STATES TRUST COMPANY
                                                OF NEW YORK

                                                By     /s/ [ILLEGIBLE]
                                                    ---------------------------
                                                Title: Senior Vice President

                                   Appendix A

               Boatmen's Supplemental Retirement Compensation Plan

     Centerre Executive Retirement Program; provided, however, for purposes of the Trust to which this Appendix A is attached, only the benefits of the participants in the Centerre Plan who are active employees of Boatmen's Bancshares, Inc. or its subsidiaries as of the date the Trust is entered into shall be deemed part of the Plan and covered by the Trust.

                          FIRST INSTRUMENT OF AMENDMENT

                  WHEREAS, Boatmen's Bancshares, Inc. (the "Company") established the Trust Under Boatmen's Supplemental Retirement Plan (the "Trust",) by entering into a trust agreement, dated December 31, 1993 (the "Trust Agreement"), with United States Trust Company of New York (the "Trustee"), in order to provide a vehicle to fund certain of the Company's deferred compensation plans, subject to the claims of the Company's creditors;

                  WHEREAS, the Company wishes and the Trustee agrees to amend the Trust Agreement to include the Company's Tier Two Supplemental Retirement Plan under the Trust Agreement and to provide that sufficient assets are set aside upon a Change of Control (as defined in the Trust) to ensure that the Company shall satisfy its obligations under certain employment agreements and the Company's Change of Control Severance Plan;

                  NOW THEREFORE, the Trust Agreement is hereby amended as follows:



                  1. The first paragraph is hereby amended and restated in its entirety to read as follows:

                  This Agreement made this 31st day of December, 1993, by and between Boatmen's Bancshares, Inc. ("Company") and United States Trust Company of New York ("Trustee") and as amended as of August 13, 1996;

                  2. The first WHEREAS clause is hereby amended and restated in its entirety to read as follows:

                  WHEREAS, Company has adopted nonqualified compensation plans and other compensation arrangements and entered into certain employment agreements as listed in Appendix A (hereinafter collectively called "Plan");

                  3. The third WHEREAS clause is hereby amended and restated in its entirety to read as follows:

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Retirement Plans (as defined in Appendix A) as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 and for the purpose of ensuring that the Company set aside assets sufficient to satisfy its obligations or potential obligations under certain compensation arrangements and employment agreements in the event of a Change of Control (as defined herein); and

                  4. Section 1, paragraph (b) is hereby amended and restated in its entirety to read as follows:

                  (b) The Trust hereby established shall be irrevocable, except to the extent funds may revert to the Company as specifically provided herein.

                  5. Section 1, paragraph (e) is hereby amended and restated in its entirety to read as follows:


                  (e) Company, in its sole discretion (except as provided in Section 1(f) herein), may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits, except as provided in Section 1(f) herein.

                  6. Section 1, paragraph (f) is hereby amended and restated in its entirety to read as follows:

                  Upon a Change of Control (as defined herein), with respect to the Retirement Plans (as defined in Appendix A herein), Company shall, as soon as possible, but in no event longer than ten (10) days following such Change of Control, make an irrevocable cash contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of such Retirement Plans as of the date on which the Change of Control occurs. Upon a Change of Control, with respect to the Change of Control Agreements (as defined in Appendix A herein), Company shall, as soon as possible, but in no event longer than ten
                  (10) days following such Change of Control, make a cash contribution, which shall be allocated proportionately to each Change of Control Account (as defined below) for each such participant, in an amount that is sufficient to pay each Change of Control Agreement participant or beneficiary the benefits to which such participants and beneficiaries would be entitled if such participants' employment with the Company was involuntarily terminated without Cause (as defined in the Change of Control Agreements) on the date that the Change of Control occurs, excluding amounts payable in connection with the Retirement Plans with respect to which such amounts are set aside under the preceding sentence and excluding any amounts payable under any plans that are qualified under Section 401(a) of the Code (the "Funding Amount"). Company shall indicate the amount of such contribution with respect to the Change of Control Agreements on a Payment Schedule prepared by the Company and submitted to the Trustee immediately prior to the date of the Change of Control. In addition, upon such Change of Control, the Trustee shall establish a separate account for each participant of the Change of Control Agreements (the "Change of Control Accounts") and shall allocate deposits made with respect to the Company's obligations under the Change of Control Agreements proportionately among such accounts.

                  7. Section 2 is hereby amended by adding a new paragraph (g) to read in its entirety as follows:

                  (g) Following a Change of Control, if the Company has satisfied its obligation with respect to any participant under a Change of Control Agreement, including any lump-sum payment due under any of the Retirement Plans, or, if the Company's obligations with respect to such participant have expired, the Company may request the Trustee to return any funds which were allocated to such participant's Change of Control Account with a copy of such request provided to such participant. Upon receiving such a request, the Trustee will determine whether the Company's obligations have been satisfied or have expired and if the Trustee determines that such obligations either have been satisfied or have expired, the Trustee will close that participant's Change of Control Account and will allocate or pay out any excess funds in the following order: (i) proportionally to the Change of Control Accounts of any other participants until each such Account contains an amount equal to the Funding Amount, (ii) to the account established for the Retirement Plans in an amount that is sufficient to pay each Retirement Plan participant or beneficiary the benefits to which such participants or their beneficiaries would be entitled pursuant to the terms of such Retirement Plans as of the date of the Company's request, and (iii) the remainder of the funds, if any, back to the Company. Company shall not institute any action or proceeding to compel the Trustee to refund such amounts and the Trustee shall be fully protected from any liability with respect thereto in the event that the Trustee fails to refund such amount to the Company based on an assertion by such participant or his or her beneficiary that Company's obligations have not been satisfied or have not expired.

                  8. Section 2, paragraph (a) is hereby amended by deleting the first sentence and replacing it with the following:

                  Company shall deliver to Trustee a copy of each Plan listed on Appendix A and a schedule (the "Payment Schedule") that indicates the amounts payable or potentially payable in respect of each Plan participant (and his or her beneficiaries), provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or payable under the Plan), and the time of commencement for payment of such amounts. In addition, the Trustee shall obtain from the Company, participants, beneficiaries and independent third parties, and the Company shall provide to the Trustee, such data about each such participant, including data about beneficiaries, to the extent determinable, as are necessary to enable the Trustee to determine the amount and time of the benefits payable under the terms of each Plan on account of such participant (the "Participant Data").

                  9. Section 2, paragraph (b) is hereby amended and restated in its entirety to read as follows:

                  (b) Prior to a Change of Control, the entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. Following a Change of Control, the entitlement of a Plan participant or his beneficiaries to benefits under the Plan shall be determined by the Trustee. The Trustee shall determine such benefits based on the Payment Schedule submitted by the Company immediately prior to the Change of Control, as updated by the Trustee in accordance with the following procedures: (i) the Trustee shall update the Participant Data as necessary to compute benefits under any Plan; and (ii) the Trustee shall add persons to the list of participants only upon the receipt of deposits from the Company earmarked for that person and only after all other funding obligations of the Company for other participants have been satisfied. In carrying out its duties to update the Payment Schedule, the Trustee shall be entitled to obtain assistance from the Company and from independent third parties, including but not limited to actuaries or accountants retained by the Trustee, and shall be afforded access to all Company records reasonably necessary to update the Participant Data. If the Company refuses to cooperate with the Trustee or fails to provide the Trustee with necessary access to Company records, the Trustee shall request such information from the participants or beneficiaries and shall be entitled to rely on such information.

                  10. Section 4, paragraph (a) is hereby amended by deleting the first sentence and replacing it with the following:


                  (a) The Trustee shall have the powers and authorities granted to a trustee under New York law. Nevertheless, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests.

                  11. Section 5, paragraph (a) is hereby amended and restated in its entirety to read as follows:

                  (a) During the term of this Trust, all income earned by the Trust, net of expenses and taxes, with respect to funds earmarked for the Retirement Plans, shall be allocated to the account established for the Retirement Plans, and, with respect to funds earmarked for the Change of Control Agreements, shall be allocated proportionately among the Change of Control Accounts.

                  12. Section 6 is hereby amended by inserting at the end of such Section the following:

                  Any such statement shall be deemed an account stated and accepted and approved by the Company, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protected by written notice by the company or any Plan participant or beneficiary to the Trustee within sixty (60) days of receipt of such statement by the Company. Upon reasonable request, the Trustee shall provide a copy of such statement to the requesting Plan participant or beneficiary. The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

                  13. Section 7 is hereby amended by adding a new paragraph (f) to read in its entirety as follows:

                  (f) the Trustee shall incur no liability to any person in discharging its duties hereunder for any action taken or omitted in good faith and without negligence in conformity with the terms of this Trust Agreement. Except as otherwise required by law, under no circumstances shall the Trustee incur liability to any person for any indirect or consequential damages (including without limitation lost profits) of any form, whether or not foreseeable and regardless of the form of the action in which such a claim may be brought, with respect to the Trust or its role as Trustee, except that this sentence shall not apply in the case of the Trustee's willful misconduct.

                  14. Section 8 is hereby amended by deleting the last sentence and replacing it with the following:

                  If not so paid, the fees and expenses shall be paid from the Trust in a manner deemed by the Trustee, in its sole discretion, to be appropriate.

                   15 Section 12, paragraph (c) is hereby amended by deleting the reference to "Missouri" and inserting "New York" in its place.

                   16. Section 12, paragraph (d) is hereby amended by deleting the reference to "fifty percent (50%)" in subclause (b) and inserting "sixty percent (60%)" in its place.


                  17. Appendix A is hereby amended and restated in its entirety to read as follows:

                  (a) Boatmen's Supplemental Retirement Plan

                  (b) Boatmen's Tier Two Supplemental Retirement Plan

                  (c) Centerre Executive Retirement Plan; provided, however, for purposes of the Trust to which this Appendix A is attached, only the benefits of the participants in the Centerre Plan who are active employees of Boatmen's Bancshares, Inc. or its subsidiaries as of the date the Trust is entered into shall be deemed part of the Centerre Plan and covered by the Trust

                  (d) Boatmen's Change of Control Severance Plan

                  (e) Employment Agreement of Andrew B. Craig III, dated January 30, 1996

                  (f) Employment Agreement of Gregory L. Curl, dated January 30, 1996

                  (g) Employment Agreement of Samuel B. Hayes III, dated January 30, 1996, as amended August 13, 1996

                  (h) Employment Agreement of James W. Kienker, dated August 13, 1996

                  (i) Employment Agreement of John M. Brennan, dated August 13, 1996

                  The plans listed in paragraphs (a), (b) and (c) are collectively referred to as the "Retirement Plans" and the other compensation arrangements and employment agreements listed in paragraphs (d) through (i) are collectively referred to as the "Change of Control Agreements."

                  IN WITNESS WHEREOF, the Company and the Trustee have executed this Instrument of Amendment, pursuant to approval of the Compensation Committee and the approval and ratification by the Board of Directors, as of August 13, 1996.

 Boatmen's Bancshares, Inc.



/s/ illegible signature
-----------------------

Chase Manhattan Bank, successor in
interest to United States Trust Company of
New York, as Trustee


/s/ illegible signature
-----------------------
Vice President

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